UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (310) 966-1680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	OTHER EVENTS

On November 10, 2022, Rexford Industrial Realty, Inc. (the “Company”) entered into (a) forward sale agreements (the “forward sale agreements”) with each of Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC (or affiliates thereof) (in such capacity, the “forward purchasers”), and (b) together with Rexford Industrial Realty, L.P. (the “Operating Partnership”), an underwriting agreement (the “underwriting agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as underwriters (the “underwriters”), the forward purchasers and the forward sellers referred to below, relating to the forward issuance and sale of up to 13,225,000 shares (including 1,725,000 shares that the underwriters have the option to purchase) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $56.00 per share.

On November 15, 2022, the forward purchasers or their affiliates borrowed and sold (in such capacity, the “forward sellers”) an aggregate of 11,500,000 shares of Common Stock to the underwriters in connection with the closing of the offering. The Company intends (subject to its right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the forward sale agreements on one or more dates specified by the Company occurring no later than May 10, 2024, an aggregate of 11,500,000 shares of Common Stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the price the underwriters agreed to pay the forward purchasers (or their affiliates) for each share.

The Company did not receive any proceeds from the sale of 11,500,000 shares of Common Stock offered by the forward sellers to the underwriters. The Company intends to contribute the net proceeds from the settlement of the 11,500,000 shares of Common Stock under the forward sale agreements to the Operating Partnership in exchange for an equivalent number of newly issued common units of limited partnership interests in the Operating Partnership. The Company expects the Operating Partnership will use such proceeds to fund future acquisitions, repay amounts outstanding from time to time under its unsecured revolving credit facility or other debt financing obligations, fund development or redevelopment activities and for general corporate purposes.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249932). Copies of the underwriting agreement and the forward sale agreements are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain Maryland law issues regarding its Common Stock.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2022, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P. and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as underwriters, Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, in their capacity as forward sellers, and Goldman Sachs & Co. LLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Mizuho Markets Americas LLC, in their capacity as forward purchasers.

1.2	Confirmation of Registered Forward Transaction, dated November 10, 2022, by and between Rexford Industrial Realty, Inc. and Goldman Sachs & Co. LLC.

1.3	Confirmation of Registered Forward Transaction, dated November 10, 2022, by and between Rexford Industrial Realty, Inc. and Bank of America, N.A.

1.4	Confirmation of Registered Forward Transaction, dated November 10, 2022, by and between Rexford Industrial Realty, Inc. and JPMorgan Chase Bank, National Association.

1.5	Confirmation of Registered Forward Transaction, dated November 10, 2022, by and between Rexford Industrial Realty, Inc. and Mizuho Markets Americas LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: November 15, 2022	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

Date: November 15, 2022	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)